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                  CONSENT OF INDEPENDENT ACCOUNTANTS
                  ----------------------------------

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A (File No. 2-34215) of our report dated December 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of Schroder International Fund, Schroder Emerging Markets Fund, Schroder International Smaller Companies Fund, Schroder Greater China Fund Schroder U.S. Diversified Growth Fund, Schroder U.S. Smaller Companies Fund, and Schroder Micro Cap Fund, each a series of the Schroder
Capital Funds (Delaware), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
February 29, 2000